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                                                                  Exhibit (8)(q)

                        CUSTODIAN AGREEMENT SUPPLEMENT

                          (Boston Partners Bond Fund)

     This supplemental agreement is entered into this 1st day of December, 1997 by and between THE RBB FUND, INC. (the "Company") and PNC Bank, National Association, (the "Custodian Agent").

     The Company is a corporation organized under the laws of the State of Maryland and is an open-end management investment company. The Company and the Custodian have entered into a Custodian Agreement, dated as of August 16, 1988 (as from time to time amended and supplemented, the "Custodian Agreement"), pursuant to which the Custodian has undertaken to act as custodian for the Company with respect to the portfolios of the Fund, as more fully set forth therein. Certain capitalized terms used without definition in this Custodian Agreement Supplement have the meaning specified in the Custodian Agreement.

     The Fund agrees with the Custodian as follows:

     1.  Adoption of Custodian Agreement.  The Custodian Agreement is hereby
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adopted for the Boston Partners Bond Fund.

     2.  Compensation.  As compensation for the services rendered by the
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Custodian during the term of the Custodian Agreement, the Fund will pay to the
Custodian, with respect to Boston Partners Bond Fund, monthly fees as shall be agreed to from time to time by the Fund and the Custodian.

     3.  Counterparts.  This Agreement may be executed in two or more
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counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have entered into this Agreement, intending to be legally bound hereby, as of the date and year first above written.


THE RBB FUND, INC.                            PNC BANK, NATIONAL ASSOCIATION



By: Edward J. Roach                           By: /s/ Robert Perlswig
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   Name: Edward J. Roach                         Name: Robert Perlswig
   Title: President and Treasurer                Title: Executive Vice President